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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lance, Inc.:


We consent to incorporation by reference in Registration Statements No. 2-77150, No. 2-88540, No. 33-41866 and No. 33-58839 of Lance, Inc. on Form S-8
of our report dated February 20, 1996 relating to the consolidated balance sheets of Lance, Inc. and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of income and retained earnings and cash flows for the three-year period ended December 30, 1995, which report is incorporated by reference in the December 30, 1995 annual report on Form 10-K of Lance, Inc.

Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of" during the fiscal year ended December 30, 1995. Our report also refers to the adoption of the provisions of the American Institute of Certified Public Accountants' Statement of Position 93-7, "Reporting on Advertising Costs" and the provisions of the SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities," during the fiscal year ended December 31, 1994.


                                                           KPMG PEAT MARWICK LLP



Charlotte, North Carolina
March 28, 1996